UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

APPLIED VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Exchange Place, Suite H, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

(703) 464-5495

(Registrant's telephone number, including area code)

___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2010, Applied Visual Sciences, Inc. (the “Company”), entered into an Amendment and Waiver Agreement (“Amendment and Waiver Agreement”) with the two holders (the “Holders”) of the Company’s outstanding Series A 10% Senior Convertible Debentures due November 8, 2008 (the “Debentures”) in the aggregate principal amount of $1,688,205, which were issued in a private placement that closed in November 2006 and April 2007, to amend certain terms of the Debentures, related securities purchase agreement and other agreements pursuant to which the Debentures and Series D Common Stock Purchase Warrants of the Company were sold to certain purchasers (the “Debenture transaction documents”).

Under the terms of the Amendment and Waiver Agreement:

•

The Holders agreed to extend the maturity date of the Debentures to June 30, 2011.

•

The Holders agreed that, in lieu of, and in exchange for, the payment in cash of accrued interest, late fees, liquidated damages, certain penalty interest and the payment of certain mandatory default amounts in excess of the principal amount due to the Holders as of the date of the Amendment and Waiver Agreement (“Interest and Default Amounts”), the Company would issue to the Holders an aggregate of 2,552,653 shares of the Company’s common stock.

•

The Holders agreed that the Debentures, as amended, will not bear interest during the period from July 1, 2010 through the maturity date.

•

The Holders agreed to waive all claims with regard to the payment of the Interest and Default Amounts, to waive prior events of default under the Debentures and breaches of any covenant, agreement, term or condition (“Defaults”) in the Debenture transaction documents and to release the Company from any claims with respect to the Interest and Default Amounts and prior Defaults.

•

The conversion price of the Debentures was set at $0.25 to reflect adjustments that had previously occurred to the conversion price pursuant to the price reset and anti-dilution provisions of the Debentures.

•

Each Holder agreed to terminate the Holder’s Registration Rights Agreement with the Company pursuant to which the Company had undertaken to register and maintain the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of the shares underlying the Debentures and Series D Common Stock Warrants held by the Holder.

•

The Holders agreed to certain conforming amendments to the default provisions of the Debentures, including to:

o

provide that only a default in the payment of principal or liquidated damages when due under the particular Debenture (and not any outstanding Debenture) will trigger an event of default, and

o

delete the default provision for a failure to maintain a registration statement to cover the resale of the shares underlying the Debentures and Series D Warrants.

•

The Holders agreed, commencing March 3, 2011, that the Company may force a conversion of the Debentures in accordance with the following:

o

if the variable weighted average price for the Company’s common stock (“VWAP”) for any five consecutive trading days exceeds $0.50 and the average daily dollar trading volume for the Company’s common stock during such period equals or exceeds $50,000, the Company may require a Holder to convert up to 25% of the outstanding principal amount of its Debenture on September 3, 2010, plus any liquidated damages or other amounts owing under the Debenture;

o

if the VWAP for any five consecutive trading days exceeds $0.75 and the average daily dollar trading volume for the common stock during such period equals or exceeds $75,000, the Company may require a Holder to convert up to an additional 25% of the outstanding principal amount of its Debenture on September 3, 2010, plus any liquidated damages or other amounts owing under the Debenture;

o

if the VWAP for any five consecutive trading days exceeds $1.00 and the average daily dollar trading volume for the common stock during such period equals or exceeds $100,000, the Company may require a Holder to convert up to 100% of the outstanding principal amount of its Debenture on September 3, 2010, plus any liquidated damages or other amounts owing under the Debenture.

A forced conversion may only be effected once every 90 days and the ability of the Company to force any such conversion is subject to certain equity conditions which, as amended by the Amendment and Waiver Agreement, include that: (i) the registration statement covering the resale of the shares underlying the Debentures and Series D Warrants is effective permitting a Holder to utilize the registration statement to resell its shares or the shares issuable upon conversion may then be resold pursuant to Rule 144 without restriction or limitation and the Company has delivered an opinion of its outside counsel that such resale may legally be made, (ii) the Company has honored all conversions and redemptions of a Debenture by the Holder, (iii) the Company has paid all liquidated damages and other amounts due to the Holder, (iv) the Company’s stock is traded on the OTC Bulletin Board or other securities exchange and all of the shares upon conversion or exercise of the Debentures and Series D Warrants are listed for trading, (v) the Company has sufficient authorized but unreserved shares of common stock to cover the issuance of the shares upon conversion or exercise of the Debentures and Series D Warrants, (vi) there is no event of default under the Debentures, (vii) the issuance of the shares would not violate a holder’s 4.99% or 9.99% ownership restriction cap under the Debentures, (viii) the Company has not made a public announcement of a pending merger, sale of all of its assets or similar transaction or a transaction in which a greater than 50% change in control of the Company may occur and the transaction has not been consummated, and (ix) the Holder is not in possession of material non-public information regarding the Company.

•

The Holders agreed to except from the provision in the Debenture transaction documents granting Holders a right to participate in subsequent financings by the Company the issuance of stock or common stock equivalents authorized and approved by the Company’s disinterested directors at a price per share or at a conversion or exercise price per share equal to or greater than $0.25.

The Amendment Agreement contained certain representations and warranties of the parties and certain conditions to closing.

The foregoing description is qualified in its entirety by reference to the Amendment and Waiver Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference thereto.  Also, on October 19, 2010, the Company issued a press release with regard to the foregoing transactions which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference thereto.

In connection with the foregoing, the Company relied upon the exemption from the registration requirements under the Securities Act set forth in Section 3(a)(9) and/or Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  Each Holder has represented to the Company that it or he is an “accredited investor” within the meaning set forth in Rule 501(a) of Regulation D.  The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereinabove is incorporated herein by reference thereto.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 hereinabove is incorporated herein by reference thereto.

During August 19 through September 10, 2010, the Company sold an aggregate of 240,000 shares of Common Stock and an aggregate of 240,000 Class N Common Stock Purchase Warrants to two accredited investors for gross proceeds to the Company of approximately $60,000. In connection with the sale of securities, a finder fee of $3,500 was paid and 14,000 Class N Warrants were issued. The Warrants issued are exercisable at a price of $0.25 per share; contain a conditional call provision if the market price of each share exceeds $3.00, and customary anti-dilution provisions. The warrants expire in sixty (60) months from the date of issuance. The Common Stock and Class N Warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On September 2, 2010, an investor exercised 375,000 Class F and 375,000 Class G Common Stock Purchase Warrants for gross proceeds of $187,500, and the Company issued an aggregate of 750,000 shares of Common Stock. The common stock was issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

From August 30 through September 30, 2010, ten (10) holders of the Company’s outstanding convertible interest bearing notes converted $575,000 of principal and $60,477 of interest for an aggregate of 5,083,814 shares of Common Stock and an aggregate of 5,083,814 Class M Common Stock Purchase Warrants. The Company also issued 78,750 Class M Warrants in connection with three of the note holders as an inducement for such conversions.  The Warrants issued to the investors are exercisable at a price of $0.25 per share, contain customary anti-dilution provision, and expire sixty (60) months from the date of issuance. The Common Stock and Class M Warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 3(a)(9) and/or Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

From August 31 through October 1, 2010, the Company issued to a vendor, 191,805 shares of Common Stock as payment for previous services rendered in the amount of $58,976. The Common Stock was issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits.

(c)

Exhibits.

10.1

Amendment and Waiver Agreement, dated October 15, 2010, by and among the Registrant, Crescent International Ltd. and Dr. Joshua P. Prager, filed herewith.

99.1

Press Release issued by Registrant, dated October 18, 2010, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED VISUAL SCIENCES, INC.
Date: October 20, 2010	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer